Exhibit 10-C


                   DEFERRED REMUNERATION PLAN FOR OUTSIDE DIRECTORS
                       OF GENERAL PUBLIC UTILITIES CORPORATION

                   (AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 1994)

          1.   Purpose

               1.1 The purpose of this document is to set forth the Deferred Remuneration Plan for Outside Directors, as amended and restated effective June 2, 1994. The Plan will be implemented by individual elections by each Director.

          2.   Plan Summary

               2.1 This Plan provides for deferral by Directors of all or a portion of current Remuneration.

               2.2 Funds being deferred will be credited with the equivalent of interest in accordance with Section 6.

               2.3 Each component of the deferred funds will be distributed as follows:

                    (a) for a Director who elects deferral until a date or dates following his or her Retirement, to the Director, in accordance with his or her latest effective election.

                    (b) for a Director who elects deferral until a date or dates preceding his or her Retirement, to the Director, in accordance with his or her initial election; or

                    (c) if a Director dies before the deferred funds have been fully distributed, to his or her designated beneficiary, in accordance with the option in effect for the Director under Section 7.2 for each component except as the Board may otherwise determine, based on the circumstances at the time the distribution is to commence.

          3.   Definition of Terms

               3.1 Account - refers to both Pre-Retirement and Retirement Accounts established for Directors unless specifically designated one or the other in the text of this Plan.

               3.2 Board of Directors - refers to the Board of Directors of General Public Utilities Corporation.



               3.3 Committee - refers to the Personnel, Compensation and Nominating Committee of General Public Utilities Corporation.

               3.4  Company - refers to General Public Utilities
                    Corporation.

               3.5 Director - refers to a member of the Board of Directors who is not an employee of General Public Utilities Corporation or any of its subsidiaries.

               3.6 Plan - refers to this Deferred Remuneration Plan for Outside Directors as described in this document and as it may be amended in the future.

               3.7 Remuneration - refers to all cash amounts earned during a calendar year by a Director for services performed as a Director (including services performed as a member of a committee of the Board of Directors), but does not include consulting fees, reimbursement for travel or other expenses or Company contributions to other benefit plans.

               3.8 Pre-Retirement Account - refers to the memorandum account which shall be established and maintained for a Director who elects, pursuant to Section 5.2, to have payment of any portion of his or her Remuneration for any Plan Year deferred to a date prior to his or her Retirement. A separate Pre-Retirement Account shall be established and maintained for the Remuneration for each Plan Year which the Director so elects to defer.

               3.9 Retirement Account - refers to the memorandum account which shall be established and maintained for a Director who elects, pursuant to Section 5.2, to have payment of any portion of his or her Remuneration for any Plan Year deferred to a date after his or her Retirement. All amounts deferred pursuant to elections made on or before December 31, 1985 under the Plan by a Director, together with all interest equivalents earned by such election and created to such amounts prior to December 31, 1986, shall be treated, on or after such date, as part of the Director's Retirement Account.

               3.10 Retirement - refers to the retirement from service on the Board of Directors, on account of resignation, death, or any other reason, without becoming an employee of GPU or any of its subsidiaries.

               3.11 Plan Year - refers to the period October 1, 1986
                    through December 31, 1986; and each twelve (12) month period from January 1 through December 31 thereafter.







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          4.   Administration

               4.1 The Board of Directors has established this Plan. The Board of Directors may in its sole discretion modify the provisions of the Plan from time to time, or may terminate the entire Plan at any time. Such modification or termination shall not affect the rights of any participant accrued prior to such modification or termination.

               4.2 Responsibility for the ongoing administration of this Plan rests with the Committee.

               4.3 The Committee may delegate the daily administration of this Plan, including the maintenance of appropriate records, receiving notifications, making filings, and maintaining related documentation, to the Vice President - Human Resources of GPU Service Corporation and to the Vice President's staff.

               4.4 All questions concerning the Plan, as well as any dispute over accounting or administrative procedures or interpretation of the Plan, will be resolved at the sole discretion of the Committee, except that no member of the Committee shall vote on any matter which affects that member but not all other members of the Committee. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a "Change in Control", as defined in Section 7(c) of the 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries, that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

               4.5 All provisions of this Plan, its administration and interpretation, are intended to be in compliance with appropriate Internal Revenue Service Rulings and judicial decisions regarding the construction and operation of a deferred compensation program, so that deferred Remuneration and interest equivalents thereon will not constitute income constructively received prior to being distributed under the terms of this Plan.

               4.6 A Director's election to voluntarily defer Remuneration, selection of a distribution commencement date and distribution option, and designation of a beneficiary and contingent beneficiary, made pursuant to this Plan shall be made in writing, on a form furnished to the Director by the Company for such purposes, signed and delivered personally or by first class mail to:






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                                 Corporate Secretary
                               GPU Service Corporation
                                100 Interpace Parkway
                          Parsippany, New Jersey  07054-1149

                    Any such election, selection, designation, or change therein, shall not become effective unless and until received by the Corporate Secretary. A change in a distribution election made after April 30, 1987 will not be effective unless made at least twenty-four (24) months prior to his or her Retirement or Disability.

          5.   Deferral Election

               5.1 A Director may elect to defer all or any portion of his or her Remuneration for any Plan Year, providing such portion is three thousand dollars ($3,000) or more. A separate deferral election shall be made with respect to a Director's Remuneration for each Plan Year. An election to defer Remuneration for the 1986 amended Plan Year shall be made on or prior to September 30.
                    In subsequent years, the election shall be made on or before December 31 of the year preceding the Plan Year. Notwithstanding, the foregoing, (a) Directors who are initially elected prior to December 1st of any Plan Year may, within 30 days of such initial election, make a deferral election for the then current Plan Year, and
                    (b) Directors who are initially elected after December 1st of any Plan Year may immediately make a deferral election for both the then current Plan Year and for the immediately succeeding Plan Year; provided, however, that any deferral election made pursuant to clause (a) or (b) hereof shall be effective only with respect to Remuneration earned after such election has become effective. All elections under this Section 5.1 shall be irrevocable.

               5.2 In his or her election to defer Remuneration for any Plan Year, a Director shall specify the amount or portion of the Remuneration to be deferred, and shall indicate whether the Remuneration so deferred is to be credited to a Pre-Retirement Account, or to a Retirement Account.

               5.3 With respect to Remuneration deferred hereunder for a Plan Year which a Director elects to have credited to his or her Pre-Retirement Account, the Director shall specify in the election form the date on which distribution of the Pre-Retirement Account shall be made or commence. The date so selected shall be no earlier than 24 months from the close of the Plan Year. In the election form for the Plan Year, the Director shall also select an option under Section 7.2 for the distribution of the Pre-Retirement Account. Except as provided in Section 7.4, the date so specified, and the option so selected, may not thereafter be changed by the Director.


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               5.4  With respect to any Remuneration deferred hereunder
                    which a Director elects to have credited to his or her Retirement Account, the Director shall, at the time he or she first elects to have an amount credited to that account, also elect a distribution commencement date and a distribution option under Section 7.2 for the distribution of the Retirement Account. A Director may, subject to the provisions of Section 4.6, change any election as to the distribution commencement date and distribution option for the Retirement Account previously made by the Director. The distribution commencement date so elected shall be either the first business day of the calendar year following the Director's Retirement, or the first business day of any subsequent calendar year.

               5.5 In the case of a Director who, prior to January 1, 1986, made a deferral election under the Plan with respect to his or her Remuneration for the calendar year 1986, any deferral election made by the Director hereunder with respect to the period commencing October 1, 1986 and ending December 31, 1986 shall be effective, for that period, only with respect to the excess, if any, of the amount he or she so elects to defer for said period over the amount of Remuneration for said period deferred pursuant to the Director's prior election.

               5.6 The amounts which are deferred, including interest equivalents, will be credited to a Director's Account. Prior to distribution, all amounts deferred including interest equivalents, will constitute general assets of the Company for use as it deems necessary, and will be subject to the claims of the Company's creditors. A Director shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes.

          6.   Interest

               Interest equivalents, compounded monthly on deposits treated as monthly transactions, will be credited at the end of each quarter in the calendar year. Such credit will be made to the balance of each account maintained for a Director hereunder, including the undistributed balance of any such account from which payments are being made in installments. The rate used in calculation of interest equivalents will be no less than the rate equal to the simple average of Citibank N.A. of New York Prime Rates for the last business day of each of the three months in the calendar quarter of, if greater, such other rate as established from time to time by the Committee.



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               The Company may, but shall not be required to, purchase a
               life insurance policy, or policies, to assist it in funding its payment obligations under the Plan. If a policy, or policies, is so purchased, it shall, at all times, remain the exclusive property of the Company and subject to the claims of its creditors. Neither the Director nor any beneficiary or contingent beneficiary designated by him or her shall have any interest in, or rights with respect to such policy.

          7.   Distribution of Deferred Funds

               7.1 A Director's Pre-Retirement Account shall be distributed to the Director, or distributions from such Pre-Retirement Accounts shall commence, on the date or dates specified in the elections made by the Director with respect to such accounts. A Director's Retirement Account shall be distributed to the Director, or distributions from such Retirement Account shall commence, on the date specified in the Director's latest effective election.

               7.2  The options for distribution are:

                    (a)  A single lump sum payment.

                    (b) Annual Installments over any fixed number of years selected by the Director, with a minimum of five annual installments required for the Retirement Account.

                    (c) Other option, in equal or unequal payments, as specifically approved by the Committee.

                    If distribution of a Director's Account is to be made in annual installments under Option (b) of Section 7.2, the amount of each installment will be equal the total amount in said Account on the date the installment is payable, divided by the number of installments remaining to be paid. In addition, if the distributions are made in installments under Option (b) of Section 7.2, the interest equivalent accrued on each Account each year after the date the first installment is payable will be distributed on each anniversary of such date.

               7.3 Except as the Committee may otherwise determine based on the circumstances at the time the distribution to the beneficiary is to commence:

                    (a) If a Director should die after distribution of his/her Account maintained for the Director has commenced, but before the entire balance has been fully distributed, distributions will continue to be made to the Director's designated beneficiary or contingent beneficiary, in accordance with the distribution option in effect for such Account at the time of the Director's death.

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                    (b)  If a Director should die before any distribution
                         from an Account maintained for the Director hereunder has been made to him or her, distribution to the Director's designated beneficiary or contingent beneficiary shall be made, or shall commence, as soon as practicable after the Director's death, in accordance with the distribution option in effect for such Account at the time of the Director's death.

                    Amounts remaining to be paid after the death of the Director, to the designated beneficiary and the contingent beneficiary, will be paid in a lump sum to the estate of the last of such persons to die.

               7.4 Notwithstanding anything herein to the contrary, any Account maintained for a Director hereunder may be distributed, in whole or in part, to such Director on any date earlier than the date on which distribution is to be made, or commence, pursuant to the director's election if:

                    (a)  the Director requests early distribution, and

                    (b) the Committee, in its sole discretion, determines that early distribution is necessary to help the Director meet some severe financial need arising from circumstances which were beyond the Director's control and which were not foreseen by the Director at the time he or she made the election as to the date or dates for distribution. A request by a Director for an early distribution shall be made in writing, shall set forth sufficient information as to the Director's needs for such distribution to enable the Committee to take action on his or her request, and shall be mailed or delivered to the Company's Corporate Secretary.

          8.   Non-Assignment of Deferred Remuneration

               8.1 A Director's rights to payments under this Plan shall not be subject to any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution, in the absence of a beneficiary designation), assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or his or her spouse or other beneficiary.

               8.2 All amounts paid under the Plan, including the interest equivalents credited to a Director's Account, are considered to be Remuneration. The crediting of interest equivalents is intended to preserve the value of the Remuneration so deferred for the Director.




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